UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)        December 17, 2004

GLOBETRAC INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-33309 (Commission File Number)	33-0953557 (I.R.S. Employer Identification No.)
# 600 - 1100 Melville Street Vancouver, British Columbia, Canada (Address of principal executive offices)		V6E 1A5 (Zip Code)

Registrant’s telephone number, including area code 1-800-648-4287

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01.    Entry into a Material Definitive Agreement.

GlobeTrac has negotiated for the restructuring of its on going business relationship with WebTech Wireless International and WebTech Wireless Inc. (collectively, "WebTech"). Due to cash flow limitations GlobeTrac Inc. has decided to wind down (1) its Irish-based subsidiary, Global Axxess Corporation Limited, (2) the operating company in the United Kingdom, Globetrac Limited, and (3) its operations in Europe, which has been conducted in accordance with the terms and conditions of the Master Distributorship Agreement with WebTech all effective November 1, 2004.

As a result, on November 26, 2004, Global Axxess Corporation Limited, a wholly-owned subsidiary of GlobeTrac Inc., entered into a letter agreement with WebTech whereby the parties mutually agreed to the following terms and conditions, among others:

1.	WebTech will acquire all of GlobeTrac's existing customers/resellers and portals effective November 1, 2004;
2.	WebTech will write-off all of GlobeTrac’s current outstanding payables with WebTech in exchange for the return of all inventory that GlobeTrac purchased from WebTech and that is currently in stock;
3.	WebTech will acquire specific assets and liabilities of GlobeTrac and, in consideration for this and all of the time and effort expended by GlobeTrac in launching the European market, WebTech will pay a six percent commission on gross sales to GlobeTrac for a period of 11 years based on both existing and qualified potential customers/resellers that GlobeTrac had either procured or previously contacted; and
4.	the Master Distributorship Agreement will be cancelled in accordance with the cancellation terms of the Master Distributorship Agreement.

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Form 8-K GlobeTrac Inc.Page of

Item 1.02.    Termination of a Material Definitive Agreement.

On November 26, 2004, Global Axxess Corporation Limited, a wholly-owned subsidiary of GlobeTrac Inc., and WebTech mutually agreed to cancel the Master Distributorship Agreement in accordance with the cancellation terms of the Master Distributorship Agreement.

The Master Distributorship Agreement granted Global Axxess Corporation Limited the exclusive European rights to distribute global wireless tracking, communication, and telematics devices. The devices were developed and manufactured by WebTech. See Exhibit 10.1 for more details.

The parties agreed to cancel the Master Distributorship Agreement in conjunction with the parties entering into a new agreement as discussed in Item 1.01 above. See Exhibit 10.5 for more details.

Item 9. Financial Statements and Exhibits.

(c)

Exhibit	Description
10.1
Master Distributorship Agreement dated June 19, 2002 among WebTech Wireless International, WebTech Wireless Inc. and Global Axxess Corporation Limited filed as an attached exhibit to GlobeTrac’s Form 8-K (Current Report) filed on September 11, 2002, and incorporated herein by reference
Filed
10.5	Letter Agreement dated November 26, 2004 among Global Axxess Corporation Limited, WebTech Wireless International and WebTech Wireless Inc.	Included
99.1	Press Release issued by GlobeTrac Inc. dated November 10, 2004	Included
99.2	Press Release issued by GlobeTrac Inc. dated December 1, 2004	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, GlobeTrac Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

GLOBETRAC INC.

By:/s/ Jim Pratt
Dated: December 17, 2004
Jim Pratt - CEO

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Exhibit 10.5

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GLOBAL AXXESS CORPORATION LIMITED
c/o #600 -1100 Melville Street
Vancouver, BC V6E 4A6

November 26, 2004

Mr. Anwar Sukkarie
Chief Executive Officer
WebTech Wireless International and
WebTech Wireless Inc.
#215 - 4299 Canada Way
Burnaby, BC V5G 1H3

Dear Mr. Sukkarie:

Re:     Master Distributorship Agreement between WebTech Wireless International
And WebTech Wireless (collectively "WebTech") and Global Axxess
Corporation Limited ("Global") and wind up of Globetrac Limited ("GlobeTrac")

This letter agreement sets forth an offer, which, when accepted by WebTech, will form a binding agreement between WebTech and Globetrac Inc, Global and Globetrac, such agreement to be embodied in due course in a more formal agreement ( the "Formal Agreement").

1)	Globetrac began to wind down operations on November 1, 2004. Globetrac understands that the wind down will take some time, however this will be the effective date for this agreement. In order not to affect existing customers, WebTech has agreed to take over all existing customers/resellers and portals effective November 1, 2004 and Globetrac will assist in this process. Webtech will handle all products related technical inquiries/problems pertaining to Quadrant and/or any locator devices and that this would be done at WebTech’s cost. In addition, and specifically, WebTech will be responsible for reconfiguration, installation, warranty level problems and for problems related to faulty products. Globetrac will assist in the transfer of supplier accounts that WebTech requests in order to support the portal customers.

2)	Employees of Globetrac, Sajid Hussain, Cheryl Castree, and Dominic Forde, have been given notice and their last pay period is November 30, 2004. WebTech has agreed to pay GlobeTrac for Cheryl Castree’s and Dominic Forde’s final pay period November 30, 2004. This pay period includes payment of 5.5 holiday days for Cheryl and five holiday days for Dominic. There will also be a pay period in December for Dominic and Cheryl that will go to December 6, 2004. Globetrac acknowledges that WebTech is not responsible for any other severance or employment related liability. A cheque will be issued to Globetrac prior to month end. Colin Albert, Lloyd Crook and Sajid Hussain will be the responsibility of Globetrac.

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3)	WebTech will assume all of Globetrac’s outstanding accounts payable to David Jephcott except for the commission invoice GTRC0021/04 in the amount of 1,015.29 GBP. Webtech will also pay the outstanding advertising invoice from Visible. WebTech will also assume HQ Executive Offices invoice dated October 2004 which will have Novembers 2004 rent. Globetrac currently has a service retainer of 5,000 GBP with HQ Executive Offices of which 3,700 GBP is to be refunded, since Globetrac moved to a smaller office in November 2004, this amount will be forwarded to WebTech. This will leave a balance of 1,300 GBP which is currently the equivalent of two months rent. Globetrac will formally give its two months notice to HQ Executive Offices on November 30, 2004. WebTech is entitled to continue using the office for those two months with any costs over and above the 650 GBP monthly license fee currently on deposit (rent) to be paid by WebTech. WebTech at its own discretion could also negotiate with HQ Executive Offices for other offices and have GlobeTrac’s security deposit transferred to WebTech’s account as long as there are no costs associated to Globetrac after October 31, 2004. WebTech will be given full access to all customer/reseller accounts, and accounts receivables.

4)	WebTech agrees to write-off GlobeTrac Inc.’s (the parent company) and its subsidiary’s Global’s and GlobeTrac’s o/s payables with WebTech to date in return for all locator devices, MDT’s, and any other product sold to Globetrac that is currently in inventory as of November 1, 2004 and any Globetrac UK office inventory as of November 1, 2004 and customer goodwill.

5)	WebTech will pay GlobeTrac Inc. a six percent commission/royalty on gross sales for all existing and qualified potential customers/resellers that Globetrac had/has or previously contacted under the following conditions.

-	A list of these customers/resellers to be provided to WebTech prior to the signing of agreement.
-	All documentation available on the account to be provided.

Business from qualified potential customers/resellers will be included for commission purposes if such business starts within twelve months of this agreement. There will be no cap on commission and commission will be paid for duration of eleven years. Commission is to be paid by the 30th day following the quarter in which sales were paid. GlobeTrac Inc. has the right to appoint an independent auditor to audit all relevant European sales of WebTech to confirm that GlobeTrac Inc. is paid all commissions that they are entitled to. WebTech’s CFO will sign a letter stating that all relevant sales have been accounted for as per the customer/reseller list provided by GlobeTrac and which forms part of this agreement. GlobeTrac is responsible for the payment of the auditors cost. Audits are to be performed no more than once per year.

6)	WebTech will help Globetrac Limited/GlobeTrac Inc. in the collecting of GlobeTrac’s outstanding receivables as of October 31, 2004. If GlobeTrac encounters any difficulty in collecting a receivable, and Globetrac validates the invoice/invoices, Globetrac will instruct and WebTech will agree not to ship product or offer portal services to that customer until GlobeTrac’s invoices are paid in full. If the customer disagrees with the invoice, Globetrac will give authorization to WebTech to validate that product or service was delivered. If the customer is not paying due to faulty product Webtech will handle this as per the warranty and the original invoice is still payable to Globetrac.

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7)	When this agreement is signed the Master Distributorship Agreement ("MDA") will be cancelled in accordance with its cancellation terms.

8)	GlobeTrac Inc and associated parties will sign a release that is provided by WebTech once it is approved and reviewed by GlobeTrac’s lawyer. This release will not include any actions or claims by Globetrac against WebTech for any breach of this agreement. As consideration for the release, WebTech will indemnify Globetrac and its associates from any lawsuits, actions or claims from any previous customers/resellers.

If the foregoing accurately sets forth your understanding of our agreement, please sign this letter Agreement where indicated below which will then form a binding agreement between us, subject only to the terms and conditions aforesaid. We will then immediately begin preparation of the Formal Agreement.

GLOBAL AXXESS CORPORATION LIMITED

Per:

/s/ John daCosta
_____________________
John da Costa
Director

ACCEPTED AND AGREED TO THIS 26th DAY OF NOVEMBER, 2004

WEBTECH WIRELESSS INTERNATIONAL
Per:

/s/ Anwar Sukkarie
____________________
Authorized Signatory

ACCEPTED AND AGREED TO THIS 26th DAY OF NOVEMBER, 2004

WEBTECH WIRELESS
Per:

/s/ Cameron Fraser
____________________
Authorized Signatory

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Exhibit 99.1

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GlobeTrac, Inc.
Wyvols Court
Old Basingstoke Road
Swallowfield, Reading
Berkshire, W1K 5DB
United Kingdom

NEWS RELEASE

GLOBETRAC INC. RENEGOTIATING WITH
WEBTECH WIRELESS

London, England, November 10, 2004 - GlobeTrac Inc. (OTC BB:GBTR), is currently in the process of negotiating with WebTech Wireless Inc. for the termination of the Master Distributorship Agreement and for the restructuring of an ongoing business relationship with WebTech.

Due to cash flow limitations GlobeTrac has been forced to wind down the Irish based subsidiary Global Axxess Corporation Limited and the operating company in the U.K., Globetrac Limited. In the interim, GlobeTrac has relinquished its portal customers to WebTech Wireless in an effort to prevent current customers from being adversely affected through this transition.

As details of negotiations proceed, GlobeTrac will update its shareholders accordingly. We are hopeful that the discussions with WebTech will lead to a mutually viable solution.

Once a mutually viable solution is reached with WenbTech, GlobeTrac intends to seek new business opportunities.

For more information please contact GlobeTrac’s Investor Relations at 800-648-4287.

Certain statements contained in this news release are "forward-looking" statements (as the term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include significant risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. For a discussion of some of these risks and uncertainties, please refer to the company’s SEC filings, which contain additional discussion about those risk factors, which could cause actual results to differ from management’s expectations. GlobeTrac Inc. expressly disclaims any obligation to update the statements contained in this news release.

Contact:    GlobeTrac, Inc.
Brad Long, 800/648-4287 (US & Canada)
Direct #: 360/945-2487
brad@globetrac.com

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Exhibit 99.2

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GlobeTrac, Inc.
Wyvols Court
Old Basingstoke Road
Swallowfield, Reading
Berkshire, W1K 5DB
United Kingdom

NEWS RELEASE

GLOBETRAC INC. AND WEBTECH WIRELESS INC. REACH MUTUAL AGREEMENT

London, England, December 1, 2004 - GlobeTrac Inc. (OTC BB:GBTR) (GlobeTrac) and WebTech Wireless Inc. (TSX-V:WEW) (WebTech) are pleased to announce that they have reached a mutually beneficial agreement.

On November 1, 2004, GlobeTrac began to wind down its European operations and entered into negotiations with WebTech. In order not to affect existing customers/resellers, WebTech agreed to acquire all of GlobeTrac’s existing customers/resellers and portals effective November 1, 2004.

WebTech acquired specific assets and liabilities of GlobeTrac and, in consideration for this and all of the time and effort expended by GlobeTrac in launching the European market, WebTech has agreed to pay a six percent commission/royalty on gross sales. This commission is based on both existing and qualified potential customers/resellers that GlobeTrac had either procured or previously contacted. A list of customers/resellers including qualified potential customers/resellers was provided to WebTech. Sales from qualified potential customers/resellers will be included for commission purposes if such business commences within 12 months of the signed agreement. There is no cap on commission and commission will be paid for the duration of 11 years.

GlobeTrac Management believes that this agreement is in the best interest of both parties and will allow GlobeTrac to seek new business opportunities.

For more information please contact GlobeTrac’s Investor Relations at 800-648-4287.

Certain statements contained in this news release are "forward-looking" statements (as the term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include significant risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. For a discussion of some of these risks and uncertainties, please refer to the company’s SEC filings, which contain additional discussion about those risk factors, which could cause actual results to differ from management’s expectations. GlobeTrac Inc. expressly disclaims any obligation to update the statements contained in this news release.

Contact:    GlobeTrac Inc.
Brad Long, 800/648-4287 (US & Canada)
Direct #: 360/945-2487
brad@globetrac.com

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